INVESTMENT LETTER
To:

Waterford Capital Group, Inc.
5775 Blue Lagoon Drive, Suite 100
Miami, FL 33126

Ladies and Gentlemen:
You have informed the undersigned (the “Undersigned”, “us” or “we”) that you are assigning to us an equity interest (the “Shares”) in Capital Equity Finance, Inc., a Florida corporation, (the “Company”) as a gift.  You have informed us that there are certain conditions to this gift, which we acknowledge below.

We understand that you, the Donor, Waterford Capital Group, Inc., will rely on the following information in making the gift:  We hereby represent, warrant, covenant and agree as set forth below.

1.           Gift Is Entirely for Our Own Account. We are receiving the Shares for investment purposes only, for the Undersigned’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Undersigned has no present intention of selling, granting any participation in, or otherwise distributing the Shares or any portion thereof. Further, the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to all or any portion of the Shares. The Undersigned represents that no consideration is being exchanged for the gift of the Shares.

2.           No Securities Act Registration. The Undersigned understands that the Shares have not been registered under the Securities Act of 1933, as amended (“Securities Act”), by reason of a specific exemption or specific exemptions from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of the Undersigned's investment intent as expressed herein.

3.           Restricted Securities. The Undersigned acknowledges that, unless the Undersigned has been advised by the Company that a current registration statement is in effect covering the resale of the Shares, because the Shares have not been registered under the Securities Act, the Shares must be held by the undersigned indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  The undersigned is aware of the provision of Rule 144 promulgated under the Securities Act that permits the limited resale of shares obtained in a private transaction subject to the satisfaction of certain conditions, including, among other things, the satisfaction of having held the Shares for a certain duration of time, the availability of certain current public information about the Company, the sale being through a "broker's transaction" as provided by Rule 144(f)), and the volume of shares sold not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k).

4.           Assignment to Accredited and Sophisticated Investor. During the period of restriction, unless the Shares are included in a registration statement effective prior to the expiration of the period of restriction, the Shares shall only be assignable by the Undersigned to: (a) an accredited investor as defined in Rule 501(a) of Regulation D of the Securities and Exchange Commission who will make such written representations as may be satisfactory to the Donor; and, including the representations that (b)(i) either alone or with the assignee’s professional advisor or advisors, the assignee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the Shares, and  (c) the assignee is able to bear the economic risk of the investment in the Shares, including a complete loss of the investment.

5.           Voting Rights Restriction.  The Undersigned acknowledges and agrees that the Donor shall retain all voting rights to the Shares until such time as the Donor delivers the certificate(s) representing the Shares to the Undersigned.

6.           Investment Risks. The Undersigned recognizes that ownership of the Shares involves substantial risks, and that the Shares may be worthless at any given moment, and in fact are presently worthless.  The Undersigned is not intending to use the Shares for any purpose whatsoever until such time as the period of restriction has expired.

7.           Limitation on Manner of Offering. The Shares were not offered to the Undersigned by any means of general solicitation or general advertising.

8.           Tax and Other Matters. The Undersigned is not relying on the Company with respect to tax and other economic considerations involved in the acquisition of the Shares. The Undersigned has carefully considered and has, to the extent the Undersigned believes such discussion necessary, discussed with the Undersigned's professional, legal, tax, accounting and financial advisors the suitability of an investment in the Shares for the Undersigned's particular tax and financial situation, and the Undersigned has determined that the Shares are a suitable investment for him.

9.           Restrictive Legends. The Undersigned understands that the Shares shall bear one or more of the following restrictive legends:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION UNDER THE ACT AND SUCH LAWS IS NOT REQUIRED.”

(b) Any legend required by applicable state law.

10.           Successors. The representations and warranties contained herein shall be binding upon the heirs, executors, administrators, personal representatives and other successors of the Undersigned and shall inure to the benefit of and be enforceable by the Company.

11.           Address. The address, telephone number and facsimile number set forth at the end of this Investment Letter are the Undersigned's true and correct address.

12.           Counsel. The undersigned has had the opportunity to discuss this Investment Letter with counsel of its selection and the Undersigned has availed itself of the opportunity to do so to the extent he or she desires. The Undersigned is not relying upon the advice of the Company or counsel to the Company to advise the Undersigned in connection with the risks and merits of consummating the transactions contemplated by this Investment Letter.

13.           Entire Agreement.  This Investment Letter sets forth the entire understanding of the parties hereto with respect to their commitments to each other and their undertakings vis-à-vis each other on the subject matter hereof.  Any previous agreements or understandings among the parties regarding the subject matter hereof are merged into and superseded by this Investment Letter.

SHAREHOLDERS

/s/Elisabet Fountain	/s/ Robert Fountain
(Signature)	(Signature)

Elisabet Fountain	Robert Fountain
(Print Name)	(Print Name)

5/10/2007	5/10/2007
(Dated)	(Dated)

Mailing Address:
11000 NE 9th Court
Miami, FL 33161

Telephone:

Social Security: